PROSPECTUS Dated August 26, 2003                    Pricing Supplement No. 24 to
PROSPECTUS SUPPLEMENT                      Registration Statement No. 333-106789
Dated August 26, 2003                                     Dated February 5, 2004
                                                                  Rule 424(b)(3)

                                   $16,000,000
                                 Morgan Stanley
                       GLOBAL MEDIUM-TERM NOTES, SERIES C
                             Senior Fixed Rate Notes
                                    ---------
                           PLUS(SM) due July 30, 2006
         Mandatorily Exchangeable for an Amount Payable in U.S. Dollars
             Based on the Value of Common Stock of Fifteen Companies
                           in the Gold Mining Industry
                   Performance Leveraged Upside Securities(SM)
                                  ("PLUS(SM)")

Unlike ordinary debt securities, the PLUS do not pay interest and do not guarantee any return of principal at maturity. Instead, at maturity you will receive for each $10 principal amount of PLUS that you hold an amount in cash based upon the average value of a basket of shares of common stock of fifteen companies in the gold mining industry, which we refer to as the basket stocks, as determined over a three trading day period prior to the maturity of the PLUS. If the final average value of the basket is greater than the initial value of the basket, you will receive a payment based on 200% of the percent increase in the value of the basket, subject to a maximum total payment at maturity equal to $14.60, or 146% of the issue price. If the final average value of the basket is less than the initial value of the basket, you will receive for each $10 principal amount of PLUS that you hold a payment that is less than the $10 issue price of each PLUS by an amount proportionate to the decrease in the value of the basket.

o The basket stocks are the common stocks of Agnico-Eagle Mines Limited, Barrick Gold Corporation, Bema Gold Corporation, Coeur D'Alene Mines Corporation, Glamis Gold Ltd., Gold Fields Limited, Goldcorp Inc., Golden Star Resources Ltd., Harmony Gold Mining Company Limited, Hecla Mining Company, IAMGold Corporation, Kinross Gold Corporation, Meridian Gold Inc., Newmont Mining Corporation and Randgold Resources Ltd.
o    The principal amount and issue price of each PLUS is $10.
o    We will not pay interest on the PLUS.
o At maturity, if the final average basket value is greater than the initial basket value, you will receive for each $10 principal amount of PLUS that you hold a payment equal to $10 plus the leveraged upside payment, which is equal to $10 multiplied by 200% of the percent increase in the value of the basket, subject to a maximum total payment at maturity equal to $14.60, or 146% of the issue price. If the final average basket value is less than or equal to the initial basket value, you will receive for each $10 principal amount of PLUS that you hold a payment at maturity equal to $10 multiplied by the basket performance factor, which will be less than or equal to 1.0.
     o The percent increase in the value of the basket will be equal to (i) the final average basket value minus the initial basket value divided by (ii) the initial basket value.
     o The basket performance factor will be equal to (i) the final average basket value divided by (ii) the initial basket value.
     o The initial basket value is $10. At the initial offering of the PLUS, the fractional amount of each basket stock included in the basket is set at an exchange ratio, as set forth in this pricing supplement, based on the initial weight and closing price of each basket stock on February 5, 2004, the day we offered the PLUS for initial sale to the public. The exchange ratio for each basket stock will remain constant for the term of the PLUS unless adjusted for certain corporate events relating to the issuer of that basket stock.
     o The final average basket value will equal the arithmetic average of the basket values on three consecutive trading days commencing on July 25, 2006.
     o The basket value on any date equals the sum of the products of the closing price and the exchange ratio of each basket stock on that date.
o Investing in the PLUS is not equivalent to investing in the basket or any of the individual basket stocks.
o The PLUS have been approved for listing on the American Stock Exchange LLC, subject to official notice of issuance. The AMEX listing symbol for the PLUS is "DIG."

You should read the more detailed description of the PLUS in this pricing supplement. In particular, you should review and understand the descriptions in"Summary of Pricing Supplement" and "Description of PLUS."

The PLUS are riskier than ordinary debt securities. See "Risk Factors" beginning on PS-8.

                              -------------------
                              PRICE $10 PER PLUS
                              -------------------

                                 Price to       Agent's      Proceeds to
                                  Public      Commissions      Company
                               -----------    -----------    -----------
Per PLUS ....................      $10            $.25          $9.75
Total........................  $16,000,000      $400,000     $15,600,000


                                MORGAN STANLEY

     For a description of certain restrictions on offers, sales and deliveries of the PLUS and on the distribution of this pricing supplement and the accompanying prospectus supplement and prospectus relating to the PLUS, see the section of this pricing supplement called "Supplemental Information Concerning Plan of Distribution".

     No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the PLUS or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Neither this pricing supplement nor the accompanying prospectus supplement and prospectus may be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

     The PLUS may not be offered or sold to the public in Brazil. Accordingly, the offering of the PLUS has not been submitted to the Comissao de Valores Mobiliarios for approval. Documents relating to this offering, as well as the information contained herein and therein, may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

     The PLUS have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the PLUS, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

     The PLUS may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. The Agent has not issued and will not issue any advertisement, invitation or document relating to the PLUS, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to PLUS which are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

     The PLUS have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

     This pricing supplement and the accompanying prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this pricing supplement and the accompanying prospectus supplement and prospectus used in connection with the offer or sale, or invitation for subscription or purchase, of the PLUS may not be circulated or distributed, nor may the PLUS be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the PLUS to the public in Singapore.

                         SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the PLUS(SM) we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The PLUS offered are medium-term debt securities of Morgan Stanley. The return on the PLUS at maturity is based on the value of a basket of shares of common stock of fifteen companies in the gold mining industry.

     "Performance Leveraged Upside Securities" and "PLUS" are our service marks.

Each PLUS costs $10          We, Morgan Stanley, are offering PLUS due July 30,
                             2006, Mandatorily Exchangeable for an Amount
                             Payable in U.S. Dollars Based on the Value of
                             Common Stock of Fifteen Companies in the Gold
                             Mining Industry, which we refer to as the PLUS.
                             The principal amount and issue price of each PLUS is $10.

                             We refer to the common stock of the following fifteen companies as the basket stocks:
                             Agnico-Eagle Mines Limited, Barrick Gold
                             Corporation, Bema Gold Corporation, Coeur D'Alene Mines Corporation, Glamis Gold Ltd., Gold Fields Limited, Goldcorp Inc., Golden Star Resources Ltd., Harmony Gold Mining Company Limited, Hecla Mining Company, IAMGold Corporation, Kinross Gold Corporation, Meridian Gold Inc., Newmont Mining Corporation and Randgold Resources Ltd.

No guaranteed return         Unlike ordinary debt securities, the PLUS do not
of principal; no interest    pay interest and do not guarantee any return of
                             principal at maturity. If the final average value of the basket, which we refer to as the final average basket value, is less than the initial value of the basket, which we refer to as the initial basket value, we will pay to you an amount in cash per PLUS that is less than the $10 issue price of each PLUS by an amount proportionate to the decrease in the value of the basket.

The initial basket value     At the initial offering of the PLUS, the initial
equals $10                   basket value is $10. The fractional amount of each
                             basket stock included in the basket is set at an exchange ratio calculated so that each basket stock represents its original weighting in the basket based on the closing prices of the basket stocks on February 5, 2004, the day we offered the PLUS for initial sale to the public. The exchange ratio for any basket stock will remain constant for the term of the PLUS unless adjusted for certain corporate events relating to the issuer of that basket stock. See "Basket stocks" below.

Payment at maturity          At maturity, you will receive for each $10
                             principal amount of PLUS that you hold an amount in cash based upon the final average basket value, determined as follows:

                                   Initial Basket Value = $10

                             Final Average Basket Value = the arithmetic average of the basket values over a three trading day period commencing July 25,
                                                          2006, which we refer to as basket valuation dates

                                           Basket Value = the sum of the products of the closing price and the exchange ratio for each basket stock  on the basket
                                                          valuation dates

                             o If the final average basket value is greater than the initial basket value, you will receive for each $10 principal amount of PLUS that you hold a payment at maturity equal to:

                                  $10 + leveraged upside payment,

                                subject to a maximum total payment at maturity equal to $14.60, or 146% of the issue price,

                                where,

                                  leveraged upside payment = ($10 x 200% x basket percent increase)

                                and
                                                             final average basket value - initial basket value
                                   basket percent increase = -------------------------------------------------
                                                                           initial basket value

                             o If the final average basket value is less than or equal to the initial basket value, you will receive for each $10 principal amount of PLUS that you hold a payment at maturity equal to:

                                  $10 x basket performance factor

                                where,

                                                       final average basket value
                                  basket performance = --------------------------
                                        factor            initial basket value

                                Because the basket performance factor will be less than or equal to 1.0, this payment will be less than or equal to $10.

                             On PS-7, we have provided a graph titled
                             "Hypothetical Payouts on the PLUS at Maturity," which illustrates the performance of the PLUS at maturity assuming a variety of hypothetical final average basket values. The graph does not show every situation that may occur.

                             You can review the historical prices of each basket stock and a graph of historical basket values based on the exchange ratios determined as of February 5, 2004 in the section of this pricing supplement called "Description of PLUS--Historical Information."

                             The final average basket value will be based on the basket values on three basket valuation dates. The scheduled basket valuation dates are July 25, 2006, July 26, 2006 and July 27, 2006. If,
                             however, a market disruption event occurs on any scheduled basket valuation date, that date will not be used as a basket valuation date and the basket valuation dates will be the first three trading days on or after July 25, 2006 on which no market disruption event occurs. If due to a market disruption event or otherwise, any basket valuation date occurs on or after July 28, 2006, the maturity date will be postponed until the second trading day following the third basket valuation date. See the section of this pricing supplement called "Description of PLUS--Maturity Date."

                             Investing in the PLUS is not equivalent to investing in the basket or any of the individual basket stocks.

Your return on the PLUS is   The return investors realize on the PLUS is
limited by the maximum       limited by the maximum payment at maturity. The
payment at maturity          maximum payment at maturity of each PLUS is
                             $14.60, or 146% of the issue price. Because you will not receive more than the maximum payment at maturity, the effect of the leveraged upside payment will be reduced as the final average basket value exceeds 123% of the initial basket value. See "Hypothetical Payouts on the PLUS at Maturity" on PS-7.

Basket stocks                The basket is composed of the common stocks of
                             fifteen companies in the gold mining industry. The issuers of the basket stocks include domestic and foreign entities and have varying market capitalizations. The following table sets forth the issuer of each basket stock, the ticker symbol for each basket stock, the U.S. exchange on which each basket stock is listed, the proportion of the initial basket value represented by the shares of each basket stock contained in the basket, the exchange ratio for each basket stock, the initial price of each basket stock used to calculate its exchange ratio and the value of the fractional share of each basket stock contained in the basket:

                                                                         Proportion                   Initial    Initial
                                                                         of Initial                  Price of  Value per
                                     Issuer of         Ticker              Basket                     Basket     Basket
                                    Basket Stock       Symbol  Exchange     Value    Exchange Ratio    Stock      Stock
                                    ------------       ------  --------  ----------  --------------  --------  ---------
                             Agnico-Eagle Mines
                               Limited                   AEM     NYSE        5%        0.038789760    $12.89     $  .50
                             Barrick Gold Corporation    ABX     NYSE        15%       0.075414781    $19.89     $ 1.50
                             Bema Gold Corporation       BGO     AMEX       2.5%       0.077639752     $3.22     $  .25
                             Coeur D'Alene Mines
                               Corporation               CDE     NYSE        5%        0.092764378     $5.39     $  .50
                             Glamis Gold Ltd.            GLG     NYSE        5%        0.033467202    $14.94     $  .50
                             Gold Fields Limited        GFI*     NYSE        15%       0.118764846    $12.63      $1.50
                             Goldcorp Inc.               GG      NYSE        5%        0.037453184    $13.35     $  .50
                             Golden Star Resources
                               Ltd.                      GSS     AMEX       2.5%       0.046382189     $5.39     $  .25
                             Harmony Gold Mining
                               Company Limited          HMY*     NYSE        5%        0.032573290    $15.35     $  .50
                             Hecla Mining Company        HL      NYSE        5%        0.065616798     $7.62     $  .50
                             IAMGold Corporation         IAG     AMEX       2.5%       0.035561878     $7.03     $  .25
                             Kinross Gold Corporation    KGC     NYSE       2.5%       0.035816619     $6.98     $  .25
                             Meridian Gold Inc.          MDG     NYSE        5%        0.038550501    $12.97     $  .50
                             Newmont Mining
                               Corporation               NEM     NYSE        15%       0.035587189    $42.15     $ 1.50
                             Randgold Resources Ltd.    GOLD*   NASDAQ       10%       0.047125353    $21.22     $ 1.00
                             ---------
                             * Trades as American Depositary Shares

                             The exchange ratio for each basket stock is a fraction of a share calculated so that each basket stock represents the initial value, indicated in the table above, of the $10 initial basket value based on the closing prices of the basket stocks on February 5, 2004, the day we offered the PLUS for initial sale to the public.

                             The exchange ratio for each basket stock will remain constant for the term of the PLUS unless adjusted for certain corporate events relating to the issuer of that basket stock. See the section of this pricing supplement called "Description of PLUS--Adjustments to the Exchange Ratios."

MS & Co. will be the         We have appointed our affiliate, Morgan Stanley &
Calculation Agent            Co. Incorporated, which we refer to as MS & Co.,
                             to act as calculation agent for JPMorgan Chase
                             Bank, the trustee for our senior notes. As calculation agent, MS & Co. will calculate the basket value on each basket valuation date, the final average basket value and the payment to you at maturity and determine what, if any, adjustments should be made to the exchange ratios to reflect certain corporate and other events and whether a market disruption event has occurred.

Where you can find more      The PLUS are senior notes issued as part of our
information on the PLUS      Series C medium-term note program. You can find a
                             general description of our Series C medium-term note program in the accompanying prospectus supplement dated August 26, 2003. We describe the basic features of this type of note in the sections of the prospectus supplement called
                             "Description of Notes--Fixed Rate Notes" and
                             "--Exchangeable Notes."

                             For a detailed description of the terms of the PLUS, you should read the section of this pricing supplement called "Description of PLUS." You should also read about some of the risks involved in investing in PLUS in the section of this pricing supplement called "Risk Factors." The tax and accounting treatment of investments in equity-linked notes such as the PLUS may differ from that of investments in ordinary debt securities or common stock. See the section of this pricing supplement called "Description of Notes--United States Federal Income Taxation." We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the PLUS.

How to reach us              You may contact your local Morgan Stanley branch
                             office or our principal executive offices at 1585
                             Broadway, New York, New York 10036 (telephone number (212) 761-4000).

                  HYPOTHETICAL PAYOUTS ON THE PLUS AT MATURITY

     For each PLUS, the following graph illustrates the payout on the PLUS at maturity for a range of hypothetical final average basket values. The PLUS Zone illustrates the leveraging effect of the payment of the leveraged upside payment taking into account the maximum payment at maturity. The graph is based on the following terms:

     o    Issue Price per PLUS: $10.00

     o    Initial Basket Value: $10.00

     o    Maximum Payment at Maturity: $14.60 (146% of the Issue Price)

     Where the final average basket value is greater than the initial basket value, the payouts on the PLUS at maturity reflected in the graph below are equal to $10 plus the leveraged upside payment, subject to the maximum payment at maturity. Where the final average basket value is less than or equal to the initial basket value, the payouts on the PLUS at maturity reflected in the graph below are equal to $10 multiplied by the basket performance factor.

     Because you will not receive more than the maximum payment at maturity, in the hypothetical example below you will realize the maximum leveraged upside payment at a final average basket value of approximately 123% of the initial basket value, or approximately $12.30. In addition, in the hypothetical example below, you will not share in the performance of the basket at final average basket values above 146% of the initial basket value, or $14.60.

                                [GRAPH OMITTED]

                                  RISK FACTORS

     The PLUS are not secured debt, are riskier than ordinary debt securities and, unlike ordinary debt securities, the PLUS do not guarantee any return of principal at maturity. This section describes the most significant risks relating to the PLUS. You should carefully consider whether the PLUS are suited to your particular circumstances before you decide to purchase them.

PLUS do not pay interest or     The terms of the PLUS differ from those of
guarantee return of principal   ordinary debt securities in that we will not
                                pay you interest on the PLUS or guarantee to pay you the principal amount of the PLUS at maturity. Instead, at maturity you will receive for each $10 principal amount of PLUS that you hold an amount in cash based upon the final average basket value. If the final average basket value is greater than the initial basket value, you will receive an amount in cash equal to $10 plus the leveraged upside payment, subject to a maximum total payment at maturity equal to $14.60, or 146% of the issue price. If the final average basket value is less than the initial basket value, you will receive an amount in cash that is less than the $10 issue price of each PLUS by an amount proportionate to the decrease in the value of the basket. See
                                "Hypothetical Payouts on the PLUS at Maturity" on PS-7.

Your appreciation               The appreciation potential of the PLUS is
potential is limited            limited by the maximum payment at maturity of
                                $14.60 per PLUS, or 146% of the issue price. As a result, you will not share in any appreciation of the basket above 146% of the value of the basket on February 5, 2004, the day we offered the PLUS for initial sale to the public. In addition, because you will not receive more than the maximum payment at maturity, the effect of the leveraged upside payment will be reduced as the final average basket value exceeds 123% of the initial basket value. See "Hypothetical Payouts on the PLUS at Maturity" on PS-7.

Secondary trading               There may be little or no secondary market for
may be limited                  the PLUS. Although the PLUS have been approved
                                for listing on the American Stock Exchange LLC, which we refer to as the AMEX, it is not possible to predict whether the PLUS will trade in the secondary market. Even if there is a secondary market, it may not provide significant liquidity. MS & Co. currently intends to act as a market maker for the PLUS but is not required to do so.

Market price of the             Several factors, many of which are beyond our
PLUS may be influenced          control, will influence the value of the PLUS.
by many unpredictable           We expect that generally the value of the
factors                         basket stocks on any day will affect the value
                                of the PLUS more than any other single factor.
                                However, because the PLUS may pay a leveraged upside payment, and because the PLUS are subject to a maximum payment at maturity, the PLUS will trade differently from the basket stocks. Other factors that may influence the value of the PLUS include:

                                o  the relative performance of each of the
                                   basket stocks at any time and, in
                                   particular, on the specified basket
                                   valuation dates

                                o the volatility (frequency and magnitude of changes in value) of each of the basket stocks

                                o  the dividend rate on each of the basket
                                   stocks

                                o  geopolitical conditions and economic,
                                   financial, political, regulatory or judicial events that affect the basket stocks or stock markets generally and which may affect the final average basket value

                                o  interest and yield rates in the market

                                o  the time remaining until the PLUS mature

                                o  our creditworthiness

                                o the occurrence of certain events affecting a particular basket stock that may or may not require an adjustment to its exchange ratio or to the basket

                                These factors will influence the price that you will receive if you sell your PLUS prior to maturity. For example, you may have to sell your PLUS at a substantial discount from the issue price if the basket value is at or below $10.

Changes in the value of one     Price movements in the basket stocks may not
or more of the basket stocks    correlate with each other. At a time when the
may offset each other           value of one or more of the basket stocks
                                increases, the value of one or more of the other basket stocks may not increase as much or may even decline in value. Therefore, in calculating the basket value on a basket valuation date, increases in the value of one or more of the basket stocks may be moderated, or wholly offset, by lesser increases or declines in the value of one or more of the other basket stocks. You can review the historical prices of each of the basket stocks for each calendar quarter in the period from January 1, 2001 through February 5, 2004 and a chart of historical basket values for the period from February 5, 1999 through February
                                5, 2004 in this pricing supplement under "Description of PLUS--Historical Information."
                                You cannot predict the future performance of any of the basket stocks or of the basket as a whole, or whether increases in the prices of any of the basket stocks will be offset by decreases in the prices of other basket stocks, based on historical performance. In addition, there can be no assurance that the final average basket value will be higher than $10 so that you will receive at maturity an amount in excess of the principal amount of the PLUS.

There are risks associated      The performance of the PLUS is dependent upon
with a sector investment        the performance of fifteen issuers in a
                                particular sector of the economy--namely, the gold mining industry. Consequently, the value of the PLUS may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence than an investment in a more broadly diversified group of issuers.

Basket stock prices are         The trading prices of common stocks of
volatile                        companies in the gold mining industry have been
                                and are likely to continue to be volatile.
                                Fluctuations in the trading prices of the basket stocks may result in a significant disparity between the value of the basket stocks on any or all of the basket valuation dates and the overall performance of the basket stocks over the term of the PLUS.

Several factors have had,       Factors that contribute to the sales and
and may in the future have,     profitability of companies in the gold mining
a negative effect on the        industry include:
sales and profitability
of companies in the gold        o  levels of gold production and production
mining industry                    costs

                                o  global gold supply and demand, which is
                                   influenced by such factors as forward
                                   selling by gold producers, purchases made by gold producers to unwind gold hedge positions, central bank purchases and sales and production and cost levels in major gold-producing countries

                                o unexpected geological formulation, cave-ins, flooding, earthquakes and periodic interruptions due to inclement and hazardous weather conditions

                                o regulatory and legal developments affecting the gold industry, such as government prohibitions or restrictions on the private ownership of certain precious metals and more stringent enforcement of environmental laws and regulations

                                o cost associated with complying with laws and regulations governing environmental protection, natural resources, prospecting, development, production, post-closing reclamation, labor standards and occupational hazard and safety

                                o the speculative nature of gold exploration and development, including the risks of diminishing quantities or grades of reserves

                                o  military conflicts and unpredictable
                                   catastrophic events, including terrorist attacks and natural disasters

The basket stocks are not       Although the issuers of the basket stocks have
necessarily representative of   varying market capitalizations, the performance
the gold mining industry        of the basket may not correlate with the
                                performance of the entire industry. The basket may decline in value even if the industry as a whole rises in value. Some of the issuers mine for silver and other precious metals, the value of which may not correlate with gold.
                                Furthermore, one or more of the issuers of the basket stocks may engage in new lines of business or cease to be involved in gold mining. Subject to antidilution adjustments for specific corporate events relating to a particular issuer, the basket is a static basket, and the basket stocks will not vary even if one or more of the issuers are no longer involved in the gold mining industry.

Industry consolidation and      If the issuer of a basket stock is acquired in
other corporate events may      a stock-for-stock transaction, the acquiring
alter the composition of the    company will assume that basket stock's place
basket                          in the basket, including if the acquiror is
                                already in the basket. Consequently,
                                consolidation among issuers of the basket stocks will result in an increased weighting for the surviving company. The effect on the basket and the exchange ratios of consolidation transactions and other reorganization events with respect to the basket stocks is described in paragraph 5 under "Description of PLUS--Adjustments to the Exchange Ratios."

The businesses of the issuers   Several of the issuers of the basket stocks are
of the basket stocks are        foreign companies and, as is true of the
subject to currency exchange    domestic issuers, conduct their businesses all
rate risk                       over the world in many different currencies,
                                including U.S. dollars. Fluctuations in
                                exchange rates between the U.S. dollar and each of the currencies that the issuers of the basket stocks use in their businesses could affect the results of their business operations and adversely impact the performance of the basket stocks.

Certain basket stocks of non-   Fluctuations between the U.S. dollar and the
U.S. issuers are subject to     local currencies in which the basket stocks of
currency exchange rate risk     certain non-U.S. issuers trade could affect the
because they trade in U.S.      value of those basket stocks in the United
dollars in the United States    States, whether they trade as American
but in other currencies in      Depositary Shares ("ADS") or otherwise trade in
their domestic markets          U.S. dollars. For example, Gold Fields Limited
                                ADS, which are quoted and traded in U.S.
                                dollars, may trade differently from Gold Fields
                                Limited ordinary shares, which are quoted and traded in South African rand. Fluctuation in the exchange rate between the rand and the U.S.

                                dollar may affect the U.S. dollar equivalent of the rand price of Gold Fields Limited ordinary shares on the JSE Securities Exchange where Gold Fields Limited ordinary shares trade and, as a result, may affect the market price of the Gold Fields Limited ADS, which may consequently affect the market price of the PLUS. Similarly, although the following basket stocks are listed on the NYSE or the AMEX, the primary listing is on the Toronto Stock Exchange, where they trade in Canadian dollars and pay dividends in Canadian dollars: Agnico-Eagle Mines Limted, Barrick Gold Corporation, Goldcorp Inc. and IAMGold Corporation.

                                Previous fluctuations or periods of relative stability in the exchange rate between the U.S. dollar and any of these other currencies are not necessarily indicative of fluctuations or periods of relative stability in those rates that may occur over the term of the PLUS.

                                The exchange rate between the U.S. dollar and any of these other currencies is the result of the supply of, and the demand for, those currencies. Changes in the exchange rate result over time from the interaction of many factors directly or indirectly affecting economic and political conditions in the United States and elsewhere in the world.

Morgan Stanley is not           We are not affiliated with any of the issuers
affiliated with the issuers of  of the basket stocks and the issuers of the
the basket stocks               basket stocks are not involved with this
                                offering in any way. Consequently, we have no ability to control the actions of the issuers of the basket stocks, including any corporate actions of the type that would require the calculation agent to adjust the exchange ratios of the basket stocks. The issuers of the basket stocks have no obligation to consider your interests as an investor in the PLUS in taking any corporate actions that might affect the value of your PLUS. None of the money you pay for the PLUS will go to the issuers of the basket stocks.

Morgan Stanley may engage       We or our affiliates may presently or from time
in business with or involving   to time engage in business with one or more of
one or more of the issuers of   the issuers of the basket stocks without regard
the basket stocks without       to your interests, including extending loans
regard to your interests        to, or making equity investments in, one or
                                more of the issuers of the basket stocks or their affiliates or subsidiaries or providing advisory services to one or more of the issuers of the basket stocks, such as merger and acquisition advisory services. In the course of our business, we or our affiliates may acquire non-public information about one or more of the issuers of the basket stocks. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to the basket stocks. These research reports may or may not recommend that investors buy or hold the Basket Stocks. The basket was compiled independently of any research recommendations and may not be consistent with such recommendations. The basket currently includes stocks that we or our affiliates recommend as equal-weight or under-weight in our research reports, as well as stocks that we or our affiliates do not cover in our research reports. Furthermore, the composition of the basket will not be affected by any change that we or our affiliates may make in our recommendations or decisions to begin or discontinue coverage of any of the issuers of the basket stocks in our research reports.

You have no                     Investing in the PLUS is not equivalent to
shareholder rights              investing in the basket stocks. As an investor
                                in the PLUS, you will not have voting rights or the right to receive dividends or other distributions or any other rights with respect to the basket stocks.

The antidilution adjustments    MS & Co., as calculation agent, will adjust the
the calculation agent is        exchange ratio for a basket stock for certain
required to make do not         events affecting the basket stock, such as
cover every corporate event     stock splits and stock dividends, and certain
that can affect the basket      other corporate actions involving the issuer of
stocks                          the basket stock, such as mergers. However, the
                                calculation agent will not make an adjustment for every corporate event or every distribution that could affect the basket stocks. For example, the calculation agent is not required to make any adjustments if the issuer of a basket stock or anyone else makes a partial tender or partial exchange offer for that basket stock. If an event occurs that does not require the calculation agent to adjust the exchange ratio, the market price of the PLUS may be materially and adversely affected. The determination by the calculation agent to adjust, or not to adjust, the exchange ratio may materially and adversely affect the market price of the PLUS.

Adverse economic interests of   Because the calculation agent, MS & Co., is our
the calculation agent and its   affiliate, the economic interests of the
affiliates may affect           calculation agent and its affiliates may be
determinations                  adverse to your interests as an investor in the
                                PLUS. As calculation agent, MS & Co. will calculate the final average basket value and determine what adjustments should be made, if any, to the exchange ratio for each basket stock to reflect certain corporate and other events and whether a market disruption event has occurred. Determinations made by MS&Co., in its capacity as calculation agent, including adjustments to the exchange ratios, may affect the payout to you at maturity. See the sections of this pricing supplement called "Description of PLUS--Market Disruption Event" and
                                "--Adjustments to the Exchange Ratios."

Hedging and trading activity    MS & Co. and other affiliates of ours have
by the calculation agent and    carried out, and will continue to carry out,
its affiliates could            hedging activities related to the PLUS,
potentially affect the price    including trading in the basket stocks as well
of the basket stocks            as in other instruments related to the basket
                                stocks or the gold mining industry. MS & Co.
                                and some of our other subsidiaries also trade the basket stocks and other financial instruments related to the basket stocks on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities as of the date of this pricing supplement could potentially have increased the price of the basket stocks, and therefore, the prices at which the basket stocks, on average, must close on the basket valuation dates before you would receive at maturity a payment that exceeds the principal amount of the PLUS. Additionally, such hedging or trading activities during the valuation period at maturity of the PLUS could potentially affect the value of the basket stocks on the basket valuation dates and, accordingly, the amount of cash you will receive at maturity.

Because the characterization    You should also consider the U.S. federal
of the PLUS for U.S. federal    income tax consequences of investing in the
income tax purposes is          PLUS. There is no direct legal authority as to
uncertain, the material U.S.    the proper tax treatment of the PLUS, and
federal income tax              consequently our special tax counsel is unable
consequences of an              to render an opinion as to their proper
investment in the PLUS are      characterization for U.S. federal income tax
uncertain                       purposes. Therefore, significant aspects of the
                                tax treatment of the PLUS are uncertain.
                                Pursuant to the terms of the PLUS, you have agreed with us to treat a PLUS as a single financial contract, as described in the section of this pricing supplement called "Description of PLUS--United States Federal Income
                                Taxation--General." If the Internal Revenue
                                Service (the "IRS") were successful in
                                asserting an alternative characterization for the PLUS, the timing and character of income or loss with respect to the PLUS may differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the PLUS, and the IRS or a court may not agree with the tax treatment described in this pricing supplement. Please read carefully the section of this pricing supplement called "Description of PLUS--United
                                States Federal Income Taxation." You are urged to consult your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the PLUS.

                              DESCRIPTION OF PLUS

Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term "PLUS" refers to each $10 principal amount of our PLUS due July 30, 2006, Mandatorily Exchangeable for an Amount Payable in U.S. Dollars Based on the Value of Common Stock of Fifteen Companies in the Gold Mining Industry. In this pricing supplement, the terms "we," "us" and "our" refer to Morgan Stanley.

Aggregate Principal Amount............ $16,000,000

Original Issue Date (Settlement Date). February 10, 2004

Maturity Date......................... July 30, 2006, subject to extension in accordance with the following paragraph
                                       in the event of a Market Disruption
                                       Event on any Basket Valuation Date.

                                       If due to a Market Disruption Event or
                                       otherwise, any Basket Valuation Date
                                       occurs on or after July 28, 2006, the
                                       Maturity Date will be the second Trading
                                       Day following the final Basket Valuation
                                       Date. See "--Basket Valuation Dates"
                                       below.

Issue Price........................... $10 per PLUS

Denominations......................... $10 and integral multiples thereof

CUSIP Number.......................... 61746S885

Specified Currency.................... U.S. dollars

Interest Rate......................... None

Payment at Maturity................... At maturity, upon delivery of the PLUS to the Trustee, we will pay with respect to the $10 principal amount of each PLUS an amount in cash equal to (i) if the Final Average Basket Value is greater than the Initial Basket Value, the lesser of (a) $10 plus the Leveraged Upside Payment and (b) the Maximum Payment at Maturity or (ii) if the Final Average Basket Value is less than or equal to the Initial Basket Value, $10 times the Basket Performance Factor.

                                       We shall, or shall cause the Calculation
                                       Agent to, (i) provide written notice to
                                       the Trustee and to The Depository Trust
                                       Company, which we refer to as DTC, of
                                       the amount of cash to be delivered with
                                       respect to the $10 principal amount of
                                       each PLUS, on or prior to 10:30 a.m. on
                                       the Trading Day preceding the Maturity
                                       Date (but if such Trading Day is not a
                                       Business Day, prior to the close of
                                       business on the Business Day preceding
                                       the Maturity Date), and (ii) deliver the aggregate cash amount due with respect to the PLUS to the Trustee for delivery to DTC, as holder of the PLUS, on the Maturity Date. We expect such amount of cash will be distributed to investors on the Maturity Date in accordance with the standard rules and procedures of DTC and its direct and indirect participants. See "--Book Entry

                                       Note or Certificated Note" below, and
                                       see "The Depositary" in the accompanying prospectus supplement.

Leveraged Upside Payment.............. The product of (i) $10 and (ii) 200% and
                                       (iii) the Basket Percent Increase.

Maximum Payment at Maturity........... $14.60

Basket Stocks......................... The Basket Stocks are the stocks of the fifteen issuers set forth in the table
                                       below. The table also indicates the
                                       ticker symbol for each Basket Stock, the U.S. exchange on which each Basket Stock is listed, the proportion of the Initial Basket Value represented by the shares of each Basket Stock contained in the Basket, the Exchange Ratio with respect to each Basket Stock, the initial price of each Basket Stock used to calculate its Exchange Ratio and the value of the fractional share of each Basket Stock contained in the Basket.

                                                                  Proportion               Initial    Initial
                                                                  of Initial               Price of  Value per
                          Issuer of             Ticker              Basket      Exchange    Basket    Basket
                          Basket Stock          Symbol  Exchange    Value        Ratio       Stock     Stock
                          ------------          ------  --------  ----------    --------   --------  ---------
                          Agnico-Eagle Mines
                            Limited              AEM      NYSE         5%     0.038789760    $12.89    $ .50
                          Barrick Gold
                            Corporation          ABX      NYSE        15%     0.075414781    $19.89    $1.50
                          Bema Gold
                            Corporation          BGO      AMEX        2.5%    0.077639752    $3.22     $ .25
                          Coeur D'Alene
                            Mines
                            Corporation          CDE      NYSE         5%     0.092764378    $5.39     $ .50
                          Glamis Gold Ltd.       GLG      NYSE         5%     0.033467202    $14.94    $ .50
                          Gold Fields Limited    GFI*     NYSE        15%     0.118764846    $12.63    $1.50
                          Goldcorp Inc.           GG      NYSE         5%     0.037453184    $13.35    $ .50
                          Golden Star
                          Resources Ltd.         GSS      AMEX        2.5%    0.046382189    $5.39     $ .25
                          Harmony Gold
                            Mining Company
                            Limited              HMY*     NYSE         5%     0.032573290    $15.35    $ .50
                          Hecla Mining
                            Company               HL      NYSE         5%     0.065616798    $7.62     $ .50
                          IAMGold Corporation    IAG      AMEX        2.5%    0.035561878    $7.03     $ .25
                          Kinross Gold
                            Corporaion           KGC      NYSE        2.5%    0.035816619    $6.98     $ .25
                          Meridian Gold Inc.     MDG      NYSE         5%     0.038550501    $12.97    $ .50
                          Newmont Mining
                            Corporation          NEM      NYSE        15%     0.035587189    $42.15    $1.50
                          Randgold Resources
                            Ltd.                GOLD*    NASDAQ       10%     0.047125353    $21.22    $1.00
                          ---------
                          * Trades as American Depositary Shares

Basket................................ The Basket is initially composed of the common stock of fifteen companies in the gold mining industry and consists of a number of shares of each Basket Stock equal to the Exchange Ratio with respect to such Basket Stock. On the day we initially offer the PLUS for sale to the public, the initial fractional amount of each Basket Stock included in the Basket will be set at an Exchange Ratio calculated based on the initial weighting and Closing Price of each of the Basket Stock. The issuers of the Basket Stocks include domestic and foreign entities and have varying market capitalizations.

Exchange Ratio........................ The Exchange Ratio for each Basket Stock is set forth in the table under
                                       "--Basket Stocks" above and will remain
                                       constant for the term of the PLUS,
                                       subject to adjustment for certain
                                       corporate and other events relating to
                                       the issuer of that Basket Stock. See
                                       "--Adjustments to the Exchange Ratios"
                                       below.

Basket Percent Increase............... A fraction, the numerator of which is the Final Average Basket Value minus the
                                       Initial Basket Value and the denominator of which is the Initial Basket Value.

Basket Performance Factor............. A fraction, the numerator of which is the Final Average Basket Value and the
                                       denominator of which is the Initial
                                       Basket Value.

Final Average Basket Value............ The arithmetic average of the Basket
                                       Values on each of the Basket Valuation
                                       Dates.

Basket Valuation Dates................ July 25, 2006, July 26, 2006 and July
                                       27, 2006; provided that if any such date is not a Trading Day or if there is a Market Disruption Event on any such date, the Basket Valuation Dates will be the first three Trading Days occurring on or after July 25, 2006 on which no Market Disruption Event occurs.

Initial Basket Value.................. $10

Basket Value.......................... The Basket Value on any date equals the sum of the products of the Closing Price and the Exchange Ratio for each Basket Stock, each determined as of such date by the Calculation Agent.

Closing Price......................... The Closing Price for one share of a
                                       Basket Stock (or one unit of any other
                                       security for which a Closing Price must
                                       be determined) on any Trading Day (as
                                       defined below) means:

                                       o  if a Basket Stock (or any such other
                                          security) is listed or admitted to
                                          trading on a national securities
                                          exchange, the last reported sale
                                          price, regular way, of the principal
                                          trading session on such day on the
                                          principal United States securities
                                          exchange registered under the
                                          Securities Exchange Act of 1934, as
                                          amended (the "Exchange Act"), on
                                          which such Basket Stock (or any such
                                          other security) is listed or admitted
                                          to trading,
                                       o  if a Basket Stock (or any such other
                                          security) is a security of the Nasdaq
                                          National Market (and provided that
                                          the Nasdaq National Market is not
                                          then a national securities exchange),
                                          the Nasdaq official closing price
                                          published by The Nasdaq Stock Market,
                                          Inc. on such day, or
                                       o  if a Basket Stock (or any such other
                                          security) is not listed or admitted
                                          to trading on any national securities
                                          exchange or a security of the Nasdaq
                                          National Market but is included in
                                          the OTC Bulletin Board Service (the

                                          "OTC Bulletin Board") operated by the
                                          National Association of Securities
                                          Dealers, Inc. (the "NASD"), the last
                                          reported sale price of the principal
                                          trading session on the OTC Bulletin
                                          Board on such day.

                                       If a Basket Stock (or any such other
                                       security) is listed or admitted to
                                       trading on any national securities
                                       exchange or is a security of the Nasdaq
                                       National Market but the last reported
                                       sale price or Nasdaq official closing
                                       price, as applicable, is not available
                                       pursuant to the preceding sentence, then the Closing Price for one share of such Basket Stock (or one unit of any such other security) on any Trading Day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on the Nasdaq National Market or the OTC Bulletin Board on such day. If, because of a Market Disruption Event (as defined below) or otherwise, the last reported sale price or Nasdaq official closing price, as applicable, for a Basket Stock (or any such other security) is not available pursuant to either of the two preceding sentences, then the Closing Price for any Trading Day will be the mean, as determined by the Calculation Agent, of the bid prices for such Basket Stock (or any such other security) obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent. Bids of MS & Co. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. The term security of the Nasdaq National Market will include a security included in any successor to such system, and the term OTC Bulletin Board Service will include any successor service thereto.

Trading Day........................... A day, as determined by the Calculation
                                       Agent, on which trading is generally
                                       conducted on the New York Stock Exchange
                                       (the "NYSE"), the AMEX, the Nasdaq
                                       National Market, the Chicago Mercantile
                                       Exchange and the Chicago Board of
                                       Options Exchange and in the
                                       over-the-counter market for equity
                                       securities in the United States.

Book Entry Note or Certificated Note.. Book Entry.  The PLUS will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, DTC and will be registered in the name of a nominee of DTC. DTC's nominee will be the only registered holder of the PLUS. Your beneficial interest in the PLUS will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in DTC. In this pricing supplement, all references to payments or notices to you will mean payments or notices to DTC, as the registered holder of the PLUS, for distribution to participants in accordance with DTC's procedures. For more information regarding DTC and book entry notes, please read "The
                                       Depositary" in the accompanying
                                       prospectus supplement and "Form of
                                       Securities--Global Securities--Registered
                                       Global Securities" in the accompanying
                                       prospectus.

Senior Note or Subordinated Note...... Senior

Trustee............................... JPMorgan Chase Bank (formerly known as
                                       The Chase Manhattan Bank)

Agent................................. MS & Co.

Calculation Agent..................... MS & Co.

                                       All determinations made by the
                                       Calculation Agent will be at the sole
                                       discretion of the Calculation Agent and
                                       will, in the absence of manifest error,
                                       be conclusive for all purposes and
                                       binding on you and on us.

                                       All calculations with respect to the
                                       Exchange Ratio for each Basket Stock and the Payment at Maturity, if any, will be made by the Calculation Agent and will be rounded to the nearest one billionth, with five ten-billionths rounded upward (e.g., .8765432105 would be rounded to .876543211); all dollar amounts related to determination of the amount of cash payable per PLUS will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upwards
                                       (e.g., .76545 would be rounded up to
                                       .7655); and all dollar amounts paid on
                                       the aggregate number of PLUS will be
                                       rounded to the nearest cent, with
                                       one-half cent rounded upward.

                                       Because the Calculation Agent is our
                                       affiliate, the economic interests of the Calculation Agent and its affiliates may be adverse to your interests as an investor in the PLUS, including with respect to certain determinations and judgments that the Calculation Agent must make in determining the Final Average Basket Value, what adjustments should be made, if any, to the Exchange Ratio with respect to a Basket Stock or whether a Market Disruption Event has occurred. See "--Market Disruption Event" and "--Adjustments to the Exchange Ratios" below. MS & Co. is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

Market Disruption Event............... "Market Disruption Event" means, with respect to any Basket Stock (and, in the case of a Basket Stock that trades as American Depositary Shares ("ADS"), the ordinary shares of the issuer of such Basket Stock):

                                          (i)  a suspension, absence or
                                          material limitation of trading of
                                          such Basket Stock or ordinary shares
                                          of the issuer of such Basket Stock
                                          that trades as ADS on the primary
                                          market for such Basket Stock or
                                          ordinary shares of the issuer of
                                          such Basket Stock that trades as ADS
                                          for more than two hours of trading
                                          or during the one-half hour period
                                          preceding the close of the principal
                                          trading session in such market; or a
                                          breakdown or failure in the price
                                          and trade reporting
                                          systems of the primary market for
                                          such Basket Stock or ordinary shares
                                          of the issuer of such Basket Stock
                                          that trades as ADS as a result of
                                          which the reported trading prices for
                                          such Basket Stock or ordinary shares
                                          of the issuer of such Basket Stock
                                          that trades as ADS during the last
                                          one-half hour preceding the close of
                                          the principal trading session in such
                                          market are materially inaccurate; or
                                          the suspension, absence or material
                                          limitation of trading on the primary
                                          market for trading in options
                                          contracts related to such Basket
                                          Stock or ordinary shares of the
                                          issuer of such Basket Stock that
                                          trades as ADS, if available, during
                                          the one-half hour period preceding
                                          the close of the principal trading
                                          session in the applicable market, in
                                          each case as determined by the
                                          Calculation Agent in its sole
                                          discretion; and

                                          (ii)  a determination by the
                                          Calculation Agent in its sole
                                          discretion that any event described
                                          in clause (i) above materially
                                          interfered with our ability or the
                                          ability of any of our affiliates to
                                          unwind or adjust all or a material
                                          portion of the hedge position in
                                          such Basket Stock with respect to
                                          the PLUS.

                                       For purposes of determining whether a
                                       Market Disruption Event has occurred:
                                       (1) a limitation on the hours or number
                                       of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange,
                                       (2) a decision to permanently
                                       discontinue trading in the relevant
                                       options contract will not constitute a
                                       Market Disruption Event, (3) limitations pursuant to NYSE Rule 80A (or any applicable rule or regulation enacted or promulgated by the NYSE, any other United States self-regulatory organization, the Securities and Exchange Commission or any other relevant authority of scope similar to NYSE Rule 80A as determined by the Calculation Agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading, (4) a suspension of trading in options contracts on any Basket Stock or ordinary shares of the issuer of such Basket Stock that trades as ADS by the primary securities market trading in such options, if available, by reason of
                                       (x) a price change exceeding limits set
                                       by such securities exchange or market,
                                       (y) an imbalance of orders relating to
                                       such contracts or (z) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in options contracts related to such Basket Stock or ordinary shares of the issuer of such Basket Stock that trades as ADS and (5) a suspension, absence or material limitation of trading on the primary securities market on which options contracts related to any Basket Stock or ordinary shares of the issuer of such Basket Stock that trades as ADS are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

Alternate Exchange Calculation
in Case of an Event of Default........ In case an event of default with respect to the PLUS shall have occurred and be
                                       continuing, the amount declared due and
                                       payable per PLUS upon any acceleration
                                       of the PLUS shall be determined by the
                                       Calculation Agent and shall be an amount in cash equal to the Payment at Maturity calculated using the Basket Value as of the date of acceleration as the Final Average Basket Value.

                                       If the maturity of the PLUS is
                                       accelerated because of an event of
                                       default as described above, we shall, or shall cause the Calculation Agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to DTC of the aggregate cash amount due with respect to the PLUS as promptly as possible and in no event later than two Business Days after the date of acceleration.

Adjustments to the Exchange Ratios.... The Exchange Ratio with respect to a
                                       Basket Stock will be adjusted as follows:

                                       1. If a Basket Stock (or, in the case of a Basket Stock that trades as ADS, the ordinary shares of the issuer of such Basket Stock) is subject to a stock split or reverse stock split, then once such split has become effective, the Exchange Ratio for such Basket Stock will be adjusted to equal the product of the prior Exchange Ratio for such Basket Stock and the number of shares issued in such stock split or reverse stock split with respect to one share of such Basket Stock; provided, however, that, with respect to a Basket Stock that trades as ADS, if (and to the extent that) the issuer of such Basket Stock or the depositary for the ADS has adjusted the number of ordinary shares represented by each ADS so that the price of the ADS would not be affected by such stock split or reverse stock split, no adjustment to the Exchange Ratio will be made.

                                       2. If a Basket Stock (or, in the case of a Basket Stock that trades as ADS, the ordinary shares of the issuer of such Basket Stock) is subject (i) to a stock dividend (issuance of additional shares of such Basket Stock or ordinary shares of the issuer of a Basket Stock that trades as ADS) that is given ratably to all holders of shares of such Basket Stock or (ii) to a distribution of such Basket Stock, or ordinary shares of the issuer of a Basket Stock that trades as ADS, as a result of the triggering of any provision of the corporate charter of the issuer of such Basket Stock, then once the dividend has become effective and such Basket Stock is trading ex-dividend, the Exchange Ratio for such Basket Stock will be adjusted so that the new Exchange Ratio for such Basket Stock will equal the prior Exchange Ratio for such Basket Stock plus the product of (i) the number of shares issued with respect to one share of such Basket Stock and (ii) the prior Exchange Ratio for such Basket Stock; provided, however, that, with respect to a Basket Stock traded as ADS, if (and to the extent that) the issuer of such Basket Stock or the depositary for the

                                       ADS has adjusted the number of ordinary
                                       shares represented by each ADS so that
                                       the price of the ADS would not be
                                       affected by such stock dividend or stock distribution, no adjustment to the Exchange Ratio will be made.

                                       3. There will be no adjustments to the
                                       Exchange Ratio for any Basket Stock to
                                       reflect cash dividends or other
                                       distributions paid with respect to the
                                       Basket Stock (or, in the case of a
                                       Basket Stock that trades as ADS, the
                                       ordinary shares of the issuer of such
                                       Basket Stock) other than distributions
                                       described in clauses (i), (iv) and (v)
                                       of paragraph 5 below and Extraordinary
                                       Dividends as described below. For a
                                       Basket Stock that is traded as ADS, cash dividends or other distributions paid on the ordinary shares represented by such ADS will not be considered Extraordinary Dividends unless such cash dividends or other distributions, when passed through to the holder of such shares, would constitute Extraordinary Dividends as described below. A cash dividend or other distribution with respect to a Basket Stock will be deemed to be an "Extraordinary Dividend" if such dividend or other distribution exceeds the immediately preceding non-Extraordinary Dividend for such Basket Stock by an amount equal to at least 10% of the Closing Price of such Basket Stock (as adjusted for any subsequent corporate event requiring an adjustment hereunder, such as a stock split or reverse stock split) by an amount equal to at least 10% of the Closing Price of such Basket Stock on the Trading Day preceding the
                                       "ex-dividend date" (that is, the day on
                                       and after which transactions in a Basket
                                       Stock on the primary United States
                                       organized securities exchange or trading system for such Basket Stock no longer carry the right to receive that cash dividend or other cash distribution) for the payment of such Extraordinary Dividend. If an Extraordinary Dividend occurs with respect to a Basket Stock, the Exchange Ratio with respect to such Basket Stock will be adjusted on the ex-dividend date with respect to such Extraordinary Dividend so that the new Exchange Ratio for such Basket Stock will equal the product of (i) the then current Exchange Ratio for such Basket Stock and (ii) a fraction, the numerator of which is the Closing Price of the Basket Stock on the Trading Day preceding the ex- dividend date, and the denominator of which is the amount by which the Closing Price of the Basket Stock on the Trading Day preceding the ex-dividend date exceeds the
                                       Extraordinary Dividend Amount. The
                                       "Extraordinary Dividend Amount" with
                                       respect to an Extraordinary Dividend for a Basket Stock will equal (i) in the case of cash dividends or other distributions that constitute regular dividends, the amount per share of such Extraordinary Dividend minus the amount per share of the immediately preceding non-Extraordinary Dividend for such Basket Stock or (ii) in the case of cash dividends or other distributions that do not constitute regular dividends, the amount per share of such Extraordinary Dividend. To the extent an Extraordinary Dividend is not paid in cash, the value of the non- cash component will be determined by the Calculation Agent, whose determination shall be conclusive. A distribution on a

                                       Basket Stock described in clause (i),
                                       (iv) or (v) of paragraph 5 below that
                                       also constitutes an Extraordinary
                                       Dividend shall cause an adjustment to
                                       the Exchange Ratio pursuant only to
                                       clause (i), (iv) or (v) of paragraph 5,
                                       as applicable.

                                       4. If the issuer of a Basket Stock
                                       issues rights or warrants to all holders of a Basket Stock to subscribe for or purchase such Basket Stock at an exercise price per share less than the Closing Price of such Basket Stock on both (i) the date the exercise price of such rights or warrants is determined and (ii) the expiration date of such rights or warrants, and if the expiration date of such rights or warrants precedes the maturity of the PLUS, then the Exchange Ratio for such Basket Stock will be adjusted to equal the product of the prior Exchange Ratio for such Basket Stock and a fraction, the numerator of which shall be the number of shares of such Basket Stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of such Basket Stock offered for subscription or purchase pursuant to such rights or warrants and the denominator of which shall be the number of shares of such Basket Stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of such Basket Stock which the aggregate offering price of the total number of shares of such Basket Stock so offered for subscription or purchase pursuant to such rights or warrants would purchase at the Closing Price on the expiration date of such rights or warrants, which shall be determined by multiplying such total number of shares offered by the exercise price of such rights or warrants and dividing the product so obtained by such Closing Price.

                                       5. Any of the following shall constitute a Reorganization Event: (i) there occurs any reclassification or change of a Basket Stock (or, in the case of a Basket Stock that trades as ADS, the ordinary shares of the issuer of such Basket Stock), including, without limitation, as a result of the issuance of any tracking stock by the issuer of such Basket Stock, (ii) the issuer of a Basket Stock or any surviving entity or subsequent surviving entity of the issuer of such Basket Stock (an "Issuer Successor") has been subject to a merger, combination or consolidation and is not the surviving entity, (iii) any statutory exchange of securities of the issuer of a Basket Stock or any Issuer Successor with another corporation occurs (other than pursuant to clause
                                       (ii) above), (iv) the issuer of a Basket
                                       Stock is liquidated, (v) the issuer of a Basket Stock issues to all of its shareholders equity securities of an issuer other than the issuer of such Basket Stock (other than in a transaction described in clause (ii),
                                       (iii) or (iv) above) (a "Spinoff Event") or (vi) a tender or exchange offer or going-private transaction is consummated for all the outstanding shares of such Basket Stock. If any Reorganization
                                       Event occurs, in each case as a result
                                       of which the holders of a Basket Stock
                                       are entitled to receive stock, other
                                       securities or other property or assets
                                       (including, without limitation, cash or
                                       other classes of securities of the issuer of such Basket Stock and including (x) in the case of the issuance of tracking stock, the reclassified share of the Basket Stock, (y) in the case of a Spin-off Event, the share of the Basket Stock with respect to which the spun-off security was issued and (z) in the case of any other Reorganization Event where the Basket Stock continues to be held by the holders receiving such distribution, the Basket Stock) (collectively, "Exchange Property") with respect to or in exchange for such Basket Stock, then in lieu of using the product of the Closing Price and the Exchange Ratio for such Basket Stock to calculate the Basket Value on any date, the Calculation Agent will use the Exchange Property Value on such date.
                                       The Exchange Property Value at any date
                                       means (i) for any cash received per
                                       share of Basket Stock, the amount of
                                       cash received per share of Basket Stock
                                       as adjusted by the applicable Exchange
                                       Ratio for such Basket Stock on the date
                                       of such Reorganization Event, (ii) for
                                       any property other than cash or
                                       securities received in such
                                       distribution, the market value, as
                                       determined by the Calculation Agent, as
                                       of the date of receipt, of such Exchange
                                       Property received for each share of
                                       Basket Stock, as adjusted by the
                                       Exchange Ratio for such Basket Stock on
                                       the date of such Reorganization Event,
                                       (iii) for any security received in any
                                       such distribution, an amount equal to
                                       the Closing Price, as of the date on
                                       which the Exchange Property Value is
                                       determined, per share of such security
                                       multiplied by the quantity of such
                                       security received for each share of
                                       Basket Stock, as adjusted by the
                                       Exchange Ratio for such Basket Stock on
                                       the date of the initial distribution of
                                       such Exchange Property (such as-adjusted quantity, a "New Exchange Ratio") and
                                       (iv) if the Exchange Property was
                                       distributed with respect to, rather than in exchange for, a Basket Stock, an amount equal to the Closing Price, as of the date on which the Exchange Property Value is determined, for such Basket Stock multiplied by the Exchange Ratio as of the date on which the Exchange Property Value is determined. You will not receive any interest accrued on the cash component of any Exchange Property. Any New Exchange Ratio will also be subject to the adjustments set forth in paragraphs 1 through 5 hereof.

                                       For purposes of paragraph 5 above, in
                                       the case of a consummated tender or
                                       exchange offer or going-private
                                       transaction involving Exchange Property
                                       of a particular type, Exchange Property
                                       shall be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer with respect to such Exchange Property (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going- private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to Exchange Property in which an offeree may elect to receive cash or other property, Exchange Property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

                                       If a Closing Price for a Basket Stock is no longer available for a Basket Stock for whatever reason, including the liquidation of the issuer of such Basket Stock or the subjection of such issuer to a proceeding under any applicable bankruptcy, insolvency or other similar law, then the value of such Basket Stock will equal zero for so long as no Closing Price is available. There will be no substitution for any such Basket Stock.

                                       With respect to a Basket Stock that is
                                       traded as ADS, in the event that the
                                       issuer of such Basket Stock or the
                                       depositary for such ADS elects, in the
                                       absence of any of the events described
                                       above, to change the number of ordinary
                                       shares that are represented by such ADS, the Exchange Ratio for such Basket Stock on any Trading Day after the change becomes effective will be proportionately adjusted.

                                       No adjustment to the Exchange Ratio for
                                       any Basket Stock will be required unless such adjustment would require a change of at least .1% in the Exchange Ratio of such Basket Stock then in effect. The Exchange Ratio resulting from any of the adjustments specified above will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward.
                                       Adjustments to the Exchange Ratio of a
                                       Basket Stock will be made up to and
                                       including the final scheduled Basket
                                       Valuation Date.

                                       No adjustments to the Exchange Ratio for any Basket Stock will be required other than those specified above. The adjustments specified above do not cover all of the events that could affect the Closing Price of a Basket Stock, including, without limitation, a partial tender or exchange offer for a Basket Stock (or, in the case of a Basket Stock that trades as ADS, the ADS or the ordinary shares of the issuer of such Basket Stock).

                                       The Calculation Agent shall be solely
                                       responsible for the determination and
                                       calculation of any adjustments to any
                                       Exchange Ratio for a Basket Stock or
                                       method of calculating the Exchange
                                       Property Value and of any related
                                       determinations and calculations with
                                       respect to any distributions of stock,
                                       other securities or other property or
                                       assets (including cash) in connection
                                       with any corporate event described in
                                       paragraph 5 above, and its
                                       determinations and calculations with
                                       respect thereto shall be conclusive in
                                       the absence of manifest error.

                                       The Calculation Agent will provide
                                       information as to any adjustments to any Exchange Ratio upon written request by any investor in the PLUS.

Basket Stocks; Public Information..... All the issuers of Basket Stocks are registered under the Exchange Act.
                                       Companies with securities registered
                                       under the Exchange Act are required to
                                       file periodically certain financial and
                                       other information specified by the
                                       Securities and Exchange Commission (the
                                       "Commission"). Information provided to
                                       or filed with the Commission can be
                                       inspected and copied at the public
                                       reference facilities maintained by the
                                       Commission at

                                       Room 1024, 450 Fifth Street, N.W.,
                                       Washington, D.C. 20549, and copies of
                                       such material can be obtained from the
                                       Public Reference Section of the
                                       Commission, 450 Fifth Street, N.W.,
                                       Washington, D.C. 20549, at prescribed
                                       rates. In addition, information provided to or filed with the Commission electronically can be accessed through a website maintained by the Commission. The address of the Commission's website is http://www.sec.gov. Information provided to or filed with the Commission by each of the issuers of the Basket Stocks pursuant to the Exchange Act can be located by reference to its respective Commission file number, set forth below. In addition, information regarding the issuers of the Basket Stocks may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such information.

                                       Agnico-Eagle Mines explores for and
                                       produces gold in North America. Its
                                       Commission file number is 1-13422.

                                       Barrick Gold Corporation has operating
                                       mines and development projects in the
                                       United States, Peru, Chile, Argentina,
                                       Tanzania, Australia and Canada. Its
                                       Commission file number is 1-9059.

                                       Bema Gold Corporation mines and produces gold and silver in Latin America, the Russian Federation, South Africa, Ontario and Manitoba, Canada and the western United States. Its Commission file number is 1-12838.

                                       Coeur D'Alene Mines Corporation is the
                                       largest silver mining company in North
                                       America and develops and explores for
                                       silver and gold in the United States and South America. Its Commission file number is 1-8641.

                                       Glamis Gold Ltd. explores for and mines
                                       gold mainly from the Rand Mine in
                                       southern California, the San Martin Mine in Honduras and the Marigold Mine in Nevada, United States. Its Commission file number is 1-13475.

                                       Gold Fields Limited explores for and
                                       produces gold, and holds gold reserves
                                       in South Africa, Ghana and Australia.
                                       Its Commission file number is 1-31318.

                                       Goldcorp Inc. mines from and operates a
                                       gold mine in Ontario, Canada. Its
                                       Commission file number is 1-12970.

                                       Golden Star Resources Ltd explores for
                                       and mines gold in Ghana. Its Commission
                                       file number is 1-12284.

                                       Harmony Gold Mining Company Limited
                                       explores for and produces gold and is
                                       the largest gold producer in South
                                       Africa. Its Commission file number is
                                       1-31545.

                                       Hecla Mining Company explores for, mines and produces silver, gold, lead and zinc in the United States, Mexico and Venezuela. Its Commission file number is 1-8491.

                                       IAMGold Corporation explores for and
                                       mines gold in the Republic of Mali. Its
                                       Commission file number is 1-31528.

                                       Kinross Gold Corporation explores for
                                       gold, acquires, develops and operates
                                       gold bearing properties in the Americas, Russia, Greece, Australia and Africa. Its Commission file number is 1-10221.

                                       Meridian Gold Inc. explores for and
                                       mines gold and other precious metals,
                                       mainly in Nevada, United States and
                                       Chile. Its Commission file number is
                                       1-12003.

                                       Newmont Mining Corporation explores for
                                       and produces gold and acquires and
                                       develops gold properties worldwide. Its
                                       Commission file number is 1-31240.

                                       Rangold Resources Ltd. explores for and
                                       mines gold in East and West Africa. Its
                                       Commission file number is 0-29150.

                                       This pricing supplement relates only to
                                       the PLUS offered hereby and does not
                                       relate to the Basket Stocks or other
                                       securities of the issuers of the Basket
                                       Stocks. We have derived all disclosures
                                       contained in this pricing supplement
                                       regarding the issuers of the Basket
                                       Stocks from the publicly available
                                       documents described in the preceding
                                       paragraphs. In connection with the
                                       offering of the PLUS, neither we nor the Agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the issuers of the Basket Stocks in connection with the offering of the PLUS. Neither we nor the Agent makes any representation that such publicly available documents are or any other publicly available information regarding the issuers of the Basket Stocks is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraphs) that would affect the trading prices of the Basket Stocks (and therefore the initial Exchange Ratios) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the issuers of the Basket Stocks could affect the payout you receive on the PLUS.

                                       Neither we nor any of our affiliates
                                       makes any representation to you as to
                                       the performance of any of the Basket
                                       Stocks (or, in the case of a Basket
                                       Stock that trades as ADS, any
                                       representation as to the performance of
                                       the ordinary shares of the issuer of
                                       such Basket Stock) or the Basket as a
                                       whole.

                                       We and/or our affiliates may presently
                                       or from time to time engage in business
                                       with the issuers of the Basket Stocks,
                                       including extending loans to, or making
                                       equity investments in, the issuers of
                                       the Basket Stocks or providing advisory
                                       services to the issuers of the Basket
                                       Stocks, including merger and acquisition advisory services. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the issuers of the Basket Stocks, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the issuers of the Basket Stocks, and these reports may or may not recommend that investors buy or hold the Basket Stocks. The statements in the preceding two sentences are not intended to affect the rights of the investors in the PLUS under the securities laws. As a prospective purchaser of a PLUS, you should undertake an independent investigation of the issuers of the Basket Stocks as in your judgment is appropriate to make an informed decision with respect to an investment in the Basket Stocks.

Historical Information..............   The following tables set forth the
                                       published high and low Closing Prices
                                       for each Basket Stock during 2001, 2002,
                                       2003 and during 2004 through February 5,
                                       2004. The Market Price of each Basket
                                       Stock on February 5, 2004 is set forth
                                       above under "--Basket Stocks." We
                                       obtained the information in the tables
                                       below from Bloomberg Financial Markets,
                                       without independent verification.

                                       The historical prices of the Basket
                                       Stocks should not be taken as an
                                       indication of future performance, and no assurance can be given as to the level of the Basket Stocks on any Basket Valuation Date. The Final Average Basket Value determined over the Basket Valuation Dates may be lower than the Initial Basket Value so that you will receive less than the $10 principal amount of the PLUS at maturity. We cannot give you any assurance that the Final Average Basket Value will be higher than $10. Nor can we give you any assurance that the Final Average Basket Value determined over the Basket Valuation Dates will not exceed 123% of the Initial Basket Value, in which case you will only receive the Maximum Payment at Maturity. If the Final Average Basket Value is less than the Initial Basket Value, you will lose money on your investment.

                                       Agnico-Eagle Mines Limited  High    Low    Dividends
                                       -------------------------- ------  ------  ---------
                                             (CUSIP 008474108)
                                       2001
                                       First Quarter............  $ 7.55  $ 5.25    $ .0200
                                       Second Quarter...........    9.40    6.01          -
                                       Third Quarter............   11.40    8.17          -
                                       Fourth Quarter...........   10.66    8.66          -


                                     PS-27


                                       Agnico-Eagle Mines Limited  High    Low    Dividends
                                       -------------------------- ------  ------  ---------
                                       2002
                                       First Quarter ...........   13.76    9.89      .0200
                                       Second Quarter...........   17.55   12.73          -
                                       Third Quarter............   16.85   10.11          -
                                       Fourth Quarter...........   15.52   10.80          -
                                       2003
                                       First Quarter............   15.48   11.32      .0300
                                       Second Quarter...........   12.26    9.91          -
                                       Third Quarter............   14.64   10.53          -
                                       Fourth Quarter...........   14.08   10.29          -
                                       2004
                                       First Quarter (through
                                          February 5, 2004).....   13.13   12.12          -

                                       Barrick Gold Corporation    High     Low   Dividends
                                       -------------------------  ------  ------  ---------
                                       (CUSIP 67901108)
                                       2001
                                       First Quarter............  $17.39  $13.92          -
                                       Second Quarter...........   19.02   13.85    $ .1100
                                       Third Quarter............   17.62   14.30          -
                                       Fourth Quarter...........   17.95   14.06      .1100
                                       2002
                                       First Quarter ...........   19.07   16.20          -
                                       Second Quarter...........   23.31   17.25      .1100
                                       Third Quarter............   19.54   13.91          -
                                       Fourth Quarter...........   16.50   14.10      .1100
                                       2003
                                       First Quarter............   17.19   14.46          -
                                       Second Quarter...........   18.94   14.90      .1100
                                       Third Quarter............   20.81   16.83          -
                                       Fourth Quarter...........   23.00   18.50      .1100
                                       2004
                                       First Quarter(through
                                          February 5, 2004).....   23.40   19.34          -

                                         Bema Gold Corporation     High    Low    Dividends
                                       -------------------------  ------  ------  ---------
                                       (CUSIP 08135F107)
                                       2001
                                       First Quarter............  $  .31  $  .23          -
                                       Second Quarter...........     .39     .20          -
                                       Third Quarter............     .53     .29          -
                                       Fourth Quarter...........     .51     .31          -
                                       2002
                                       First Quarter ...........     .65     .33          -
                                       Second Quarter...........    1.80     .58          -
                                       Third Quarter............    1.48     .91          -
                                       Fourth Quarter...........    1.36     .92          -
                                       2003
                                       First Quarter............    1.43    1.01          -
                                       Second Quarter...........    1.30    1.03          -
                                       Third Quarter............    2.70    1.37          -
                                       Fourth Quarter...........    4.20    2.44          -
                                       2004
                                       First Quarter (through
                                          February 5, 2004).....    3.90    3.00          -

                                          Coeur D'Alene Mines
                                             Corporation           High    Low    Dividends
                                       -------------------------  ------  ------  ---------
                                       (CUSIP 192108108)
                                       2001
                                       First Quarter............  $ 1.60  $  .88          -
                                       Second Quarter...........    1.95    1.00          -
                                       Third Quarter............    1.28     .73          -
                                       Fourth Quarter...........     .94     .65          -
                                       2002
                                       First Quarter ...........    1.46     .79          -
                                       Second Quarter...........    2.09     .98          -
                                       Third Quarter............    2.36    1.31          -
                                       Fourth Quarter...........    1.92    1.31          -
                                       2003
                                       First Quarter............    2.08    1.16          -
                                       Second Quarter...........    1.55    1.27          -
                                       Third Quarter............    3.72    1.40          -
                                       Fourth Quarter...........    5.78    2.92          -
                                       2004
                                       First Quarter(through
                                          February 5, 2004).....    6.67    5.34          -

                                             Glamis Gold Ltd.      High    Low    Dividends
                                       -------------------------  ------  ------  ---------
                                       (CUSIP 376775102)
                                       2001
                                       First Quarter............  $ 1.98  $ 1.36          -
                                       Second Quarter...........    3.00    1.80          -
                                       Third Quarter............    3.94    2.77          -
                                       Fourth Quarter...........    3.87    3.05          -
                                       2002
                                       First Quarter ...........    5.49    3.47          -
                                       Second Quarter...........    9.85    5.10          -
                                       Third Quarter............   10.23    6.30          -
                                       Fourth Quarter...........   11.69    7.53          -
                                       2003
                                       First Quarter............   12.98    9.14          -
                                       Second Quarter...........   12.08    9.55          -
                                       Third Quarter............   14.57   10.94          -
                                       Fourth Quarter...........   17.90   12.88          -
                                       2004
                                       First Quarter (through
                                          February 5, 2004).....   18.09   14.58          -

                                          Gold Fields Limited*     High    Low    Dividends
                                       -------------------------  ------  ------  ---------
                                       (CUSIP 38059T106)
                                       2001
                                       First Quarter............  $ 4.50  $ 3.19    $ .1309
                                       Second Quarter...........    5.23    3.75          -
                                       Third Quarter............    4.69    3.86      .0449
                                       Fourth Quarter...........    5.22    4.29          -
                                       2002
                                       First Quarter ...........   10.73    4.84      .0783
                                       Second Quarter...........   16.36    9.46          -
                                       Third Quarter............   14.47    9.00      .2045
                                       Fourth Quarter...........   14.84    9.95          -



                                          Gold Fields Limited*     High     Low   Dividends
                                       -------------------------  ------  ------  ---------
                                       2003
                                       First Quarter............   15.25    9.56      .1846
                                       Second Quarter...........   12.95    9.92          -
                                       Third Quarter............   14.89   10.63      .1334
                                       Fourth Quarter...........   15.12   12.59          -
                                       2004
                                       First Quarter (through
                                          February 5, 2004).....   14.70   12.55
                                       --------------------
                                       * Trades as American Depositary Shares

                                          The ADS of Gold Fields Limited ("GFI"), which are
                                          quoted and traded in U.S. dollars, may trade
                                          differently from GFI ordinary shares, which are
                                          quoted and traded in rand. Fluctuations in the
                                          exchange rate between the rand and the U.S. dollar
                                          may affect the U.S. dollar equivalent of the rand
                                          price of GFI ordinary shares on the JSE Securities
                                          Exchange where GFI ordinary shares trade and, as a
                                          result, may affect the market price of the GFI
                                          ADS, which may consequently affect the market
                                          value of the PLUS.

                                            Goldcorp Inc.          High    Low    Dividends
                                       -------------------------  ------  ------  ---------
                                       (CUSIP 380956409)
                                       2001
                                       First Quarter............  $ 3.57    2.84    $ .0250
                                       Second Quarter...........    5.83    3.33          -
                                       Third Quarter............    6.12    4.85      .0250
                                       Fourth Quarter...........    6.20    5.14      .0500
                                       2002
                                       First Quarter ...........    8.98    6.03      .0250
                                       Second Quarter...........   11.85    8.01      .0250
                                       Third Quarter............   11.75    7.17      .0300
                                       Fourth Quarter...........   13.41    9.45      .0300
                                       2003
                                       First Quarter............   13.07    9.55      .0250
                                       Second Quarter...........   12.72   10.10      .0500
                                       Third Quarter............   14.89   10.94      .0250
                                       Fourth Quarter...........  18.30   13.73       .0550
                                       2004
                                       First Quarter (through
                                         February 5, 2004)......   16.27   13.15      .1150

                                          Historical prices with respect to the common stock
                                          of Goldcorp Inc. have been adjusted for a 2-for-1
                                          stock split which became effective in the second
                                          quarter of 2002.

                                       Golden Star Resources Ltd. High    Low     Dividends
                                       -------------------------- ------  ------  ---------
                                       (CUSIP 38119T104)
                                       2001
                                       First Quarter............  $  .50  $  .28          -
                                       Second Quarter...........     .72     .29          -
                                       Third Quarter............     .90     .42          -
                                       Fourth Quarter...........     .97     .55          -

                                       Golden Star Resources Ltd.  High    Low    Dividends
                                       -------------------------- ------  ------  ---------
                                       2002
                                       First Quarter ............   1.82     .54          -
                                       Second Quarter............   2.33    1.06          -
                                       Third Quarter.............   1.80     .84          -
                                       Fourth Quarter............   1.90    1.04          -
                                       2003
                                       First Quarter.............   2.29    1.54          -
                                       Second Quarter............   2.80    1.68          -
                                       Third Quarter.............   4.53    2.46          -
                                       Fourth Quarter............   8.30    3.77          -
                                       2004
                                       First Quarter (through
                                          February 5, 2004)......   7.25    5.29          -

                                           Harmony Gold Mining
                                             Company Limited*      High     Low   Dividends
                                       -------------------------  ------  ------  ---------
                                       (CUSIP 413216300)
                                       2001
                                       First Quarter............  $ 5.56  $ 4.00    $ .0619
                                       Second Quarter...........    6.46    4.50          -
                                       Third Quarter............    5.56    4.52      .0839
                                       Fourth Quarter...........    6.94    5.03          -
                                       2002
                                       First Quarter ...........   11.90    6.56      .0649
                                       Second Quarter...........   18.87   10.45          -
                                       Third Quarter............   17.66   10.01      .3913
                                       Fourth Quarter...........   17.98   11.98          -
                                       2003
                                       First Quarter............   17.93   11.32      .1539
                                       Second Quarter...........   14.70   10.26          -
                                       Third Quarter............   15.70   11.20      .1959
                                       Fourth Quarter...........   16.50   13.55          -
                                       2004
                                       First Quarter (through
                                           February 5, 2004)....   17.45   15.12          -
                                       ----------
                                       * Trades as American Depositary Shares

                                          The ADS of Harmony Gold Mining Company Limited
                                          ("HMY"), which are quoted and traded in U.S.
                                          dollars, may trade differently from HMY ordinary
                                          shares, which are quoted and traded in rand.
                                          Fluctuations in the exchange rate between the rand
                                          and the U.S. dollar may affect the U.S. dollar
                                          equivalent of the rand price of HMY ordinary
                                          shares on the JSE Securities Exchange where HMY
                                          ordinary shares trade and, as a result, may affect
                                          the market price of the HMY ADS, which may
                                          consequently affect the market value of the PLUS.

                                         Hecla Mining Company      High    Low    Dividends
                                       -------------------------  ------  ------  ---------
                                       (CUSIP 422704106)
                                       2001
                                       First Quarter............  $ 1.00  $  .50          -
                                       Second Quarter...........    1.50     .67          -
                                       Third Quarter............    1.40     .85          -
                                       Fourth Quarter...........    1.24     .79          -
                                       2002
                                       First Quarter ...........    1.90     .93          -
                                       Second Quarter...........    5.30    2.24          -
                                       Third Quarter............    4.79    2.43          -
                                       Fourth Quarter...........    5.34    3.20          -
                                       2003
                                       First Quarter............    5.72    2.81          -
                                       Second Quarter...........    4.30    3.06          -
                                       Third Quarter............    6.95    4.39          -
                                       Fourth Quarter...........    8.60    5.25          -
                                       2004
                                       First Quarter (through
                                          February 5, 2004).....    9.26    7.36          -

                                          IAMGold Corporation      High     Low   Dividends
                                       -------------------------  ------  ------  ---------
                                       (CUSIP 450913108)
                                       2001
                                       First Quarter............  $ 1.81  $ 1.41          -
                                       Second Quarter...........    2.13    1.50          -
                                       Third Quarter............    2.06    1.78          -
                                       Fourth Quarter...........    2.45    2.12          -
                                       2002
                                       First Quarter ...........    3.63    2.80          -
                                       Second Quarter...........    5.59    3.34          -
                                       Third Quarter............    4.50    2.67          -
                                       Fourth Quarter...........    5.50    3.19    $ .0500
                                       2003
                                       First Quarter............    5.38    3.73          -
                                       Second Quarter...........    5.80    4.17          -
                                       Third Quarter............    6.45    4.68          -
                                       Fourth Quarter...........    8.35    6.13      .0600
                                       2004
                                       First Quarter (through
                                          February 5, 2004).....    7.68    6.38          -

                                       Kinross Gold Corporation    High    Low    Dividends
                                       -------------------------  ------  ------  ---------
                                       (CUSIP 496902206)
                                       2001
                                       First Quarter............  $ 1.92  $ 1.32          -
                                       Second Quarter...........    3.30    1.38          -
                                       Third Quarter............    3.03    2.31          -
                                       Fourth Quarter...........    2.91    1.86          -
                                       2002
                                       First Quarter ...........    3.99    2.25          -
                                       Second Quarter...........    8.37    3.54          -
                                       Third Quarter............    7.14    4.02          -
                                       Fourth Quarter...........    7.65    4.65          -

                                       Kinross Gold Corporation    High    Low    Dividends
                                       -------------------------  ------  ------  ---------
                                       2003
                                       First Quarter............    7.88    5.28          -
                                       Second Quarter...........    7.39    5.57          -
                                       Third Quarter............    8.10    5.83          -
                                       Fourth Quarter...........    9.22    7.19          -
                                       2004
                                       First Quarter (through
                                          February 5, 2004).....    8.53    6.87          -

                                          Historical prices with respect to the common stock
                                          of Kinross Gold Corporation have been adjusted for
                                          a 1-for-3 stock split which became effective in
                                          the first quarter of 2003.

                                           Meridian Gold Inc.      High     Low   Dividends
                                       -------------------------  ------  ------  ---------
                                       (CUSIP 589975101)
                                       2001
                                       First Quarter............  $ 7.41  $ 5.95          -
                                       Second Quarter...........    9.07    6.10          -
                                       Third Quarter............   11.45    6.63          -
                                       Fourth Quarter...........   11.25    5.60          -
                                       2002
                                       First Quarter ...........   14.60   10.16          -
                                       Second Quarter...........   19.86   13.56          -
                                       Third Quarter............   20.70   12.78          -
                                       Fourth Quarter...........   18.25   14.25          -
                                       2003
                                       First Quarter............   17.85    9.05          -
                                       Second Quarter...........   11.81    8.87          -
                                       Third Quarter............   13.93   11.07          -
                                       Fourth Quarter...........   15.58   11.37          -
                                       2004
                                       First Quarter (through
                                          February 5, 2004).....   14.96   12.11          -

                                       Newmont Mining Corporation  High     Low   Dividends
                                       --------------------------  ----     ---   ---------
                                       (CUSIP 651639106)
                                       2001
                                       First Quarter............. $18.85  $14.09    $ .0300
                                       Second Quarter............  24.05   15.38      .0300
                                       Third Quarter.............  23.90   18.24      .0300
                                       Fourth Quarter............  24.83   18.90      .0300
                                       2002
                                       First Quarter ............  28.24   18.70      .0300
                                       Second Quarter............  32.00   26.33      .0300
                                       Third Quarter.............  29.87   22.21      .0300
                                       Fourth Quarter............  29.98   23.10      .0300
                                       2003
                                       First Quarter.............  30.15   24.37      .0400
                                       Second Quarter............  33.89   25.15      .0400
                                       Third Quarter.............  42.17   31.25      .0400
                                       Fourth Quarter............  50.00   37.88      .0500
                                       2004
                                       First Quarter (through
                                          February 5, 2004)......  49.75   41.10          -

                                       Randgold Resources Ltd.*    High     Low   Dividends
                                       -------------------------  ------  ------  ---------
                                       (CUSIP 752344309)
                                       2001
                                       First Quarter............       -       -          -
                                       Second Quarter...........    5.59    5.59
                                       Third Quarter............       -       -          -
                                       Fourth Quarter...........       -       -          -
                                       2002
                                       First Quarter ...........       -       -          -
                                       Second Quarter...........       -       -          -
                                       Third Quarter............    9.68    5.83          -
                                       Fourth Quarter...........   15.28    7.30          -
                                       2003
                                       First Quarter............   16.58   10.02          -
                                       Second Quarter...........   20.32   12.65          -
                                       Third Quarter............   26.36   15.50          -
                                       Fourth Quarter...........   28.51   21.75          -
                                       2004
                                       First Quarter (through
                                          February 5, 2004).....   28.46   20.59          -
                                       ----------
                                       * Trades as American Depositary Shares. The
                                       ordinary shares of Randgold Resources Ltd. are
                                       listed on the London Stock Exchange, but traded in
                                       U.S. dollars and the dividends are paid in U.S.
                                       dollars.

                                          Historical prices with respect to the ADS of
                                          Randgold Resources Ltd. have been adjusted for a
                                          2-for-1 stock split which became effective in the
                                          first quarter of 2003.

                                          We make no representation as to the amount of
                                          dividends, if any, that the issuers of the Basket
                                          Stocks will pay in the future. In any event, as an
                                          investor in the PLUS, you will not be entitled to
                                          receive dividends, if any, that may be payable on
                                          the Basket Stocks.


                                                 Historical Basket Values Graph

                                          The following graph shows the historical daily
                                          values for a basket composed of the Basket Stocks,
                                          assuming that the Exchange Ratios had been
                                          determined so that each Basket Stock would
                                          represent its proportionate value of the Basket
                                          Value of $10 on February 5, 2004. The graph covers
                                          the period from February 5, 1999 through February
                                          5, 2004. Because the actual Exchange Ratios for
                                          the Basket Stocks for the PLUS will be set on the
                                          day we first offer the PLUS to the public, they
                                          will be different than the Exchange Ratios used in
                                          this illustration. As a result, the historical
                                          performance of the Basket will be different from
                                          the Basket Values represented in the graph below.
                                          In any event, the historical performance of the
                                          Basket cannot be taken as an indication of its
                                          future performance. The basket values shown in the
                                          graph first include the initial value under
                                          "--Basket Stocks" for Randgold Resources Ltd. as
                                          of September 11, 2002.

                               [GRAPHIC OMITTED]




Use of Proceeds and Hedging........... The net proceeds we receive from the sale of the PLUS will be used for general
                                       corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the PLUS. See also "Use of Proceeds" in the accompanying prospectus.

                                       On or prior to the date of this pricing
                                       supplement, we, through our subsidiaries or others, hedged our anticipated exposure in connection with the PLUS by taking positions in the Basket Stocks. Such purchase activity could potentially have increased the prices of the Basket Stocks, and, therefore, increase the prices at which the Basket Stocks must close on the Basket Valuation Dates before you would receive at maturity a payment that exceeds the principal amount of the PLUS. In addition, through our subsidiaries, we are likely to modify our hedge position throughout the life of the PLUS by purchasing and selling Basket Stocks, futures or options contracts on the Basket Stocks or on the gold mining industry that are listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities, including by selling any such securities or instruments on the Basket Valuation Dates. We cannot give any assurance that our hedging activities will not affect the prices of the Basket Stocks and, therefore, adversely affect the value of the PLUS or the payment you will receive at maturity.

Supplemental Information Concerning
Plan of Distribution.............      Under the terms and subject to conditions
                                       contained in the U.S. distribution
                                       agreement referred to in the prospectus
                                       supplement under "Plan of Distribution," the Agent, acting as principal for its own account, has agreed to purchase, and we have agreed to sell, the principal amount of PLUS set forth on the cover of this pricing supplement. The Agent proposes initially to offer the PLUS directly to the public at the public offering price set forth on the cover page of this pricing supplement. The
                                       Agent may allow a concession not in
                                       excess of 2.5% of the principal amount of the PLUS to other dealers, which may include Morgan Stanley & Co.
                                       International Limited and Bank Morgan
                                       Stanley AG. We expect to deliver the PLUS against payment therefor in New York, New
                                       York on February 10, 2004. After the
                                       initial offering of the PLUS, the Agent
                                       may vary the offering price and other
                                       selling terms from time to time.

                                       In order to facilitate the offering of
                                       the PLUS, the Agent may engage in
                                       transactions that stabilize, maintain or otherwise affect the price of the PLUS. Specifically, the Agent may sell more PLUS than it is obligated to purchase in connection with the offering, creating a naked short position in the PLUS, for its own account. The Agent must close out any naked short position by purchasing the PLUS in the open market. A naked short position is more likely to be created if the Agent is concerned that there may be downward pressure on the price of the PLUS in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the Agent may bid for, and purchase, PLUS or the individual Basket Stocks in the open market to stabilize the price of the PLUS. Any of these activities may raise or maintain the market price of the PLUS above independent market levels or prevent or retard a decline in the market price of the PLUS. The Agent is not required to engage in these activities, and may end any of these activities at any time. See "--Use of Proceeds and Hedging" above.

                                       General

                                       No action has been or will be taken by
                                       us, the Agent or any dealer that would
                                       permit a public offering of the PLUS or
                                       possession or distribution of this
                                       pricing supplement or the accompanying
                                       prospectus supplement or prospectus or
                                       any other offering material relating to
                                       the PLUS in any jurisdiction, other than the United States, where action for that purpose is required. No offers, sales or deliveries of the PLUS, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the PLUS, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agent or any dealer.

                                       The Agent has represented and agreed, and each dealer through which we may offer the PLUS has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the PLUS or possesses or distributes this pricing supplement and the accompanying prospectus supplement and prospectus and
                                       (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the PLUS under the laws and regulations in force in each non- U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the PLUS. We shall not have responsibility for the Agent's or any dealer's compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

                                       Brazil

                                       The PLUS may not be offered or sold to
                                       the public in Brazil. Accordingly, the
                                       offering of the PLUS has not been
                                       submitted to the Comissao de Valores
                                       Mobiliarios for approval. Documents
                                       relating to this offering, as well as the information contained herein and therein, may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

                                       Chile

                                       The PLUS have not been registered with
                                       the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the PLUS, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

                                       Hong Kong

                                       The PLUS may not be offered or sold in
                                       Hong Kong, by means of any document,
                                       other than to persons whose ordinary
                                       business it is to buy or sell shares or
                                       debentures, whether as principal or
                                       agent, or in circumstances which do not
                                       constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. The Agent has not issued and will not issue any advertisement, invitation or document relating to the PLUS, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to PLUS which are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

                                       Mexico

                                       The PLUS have not been registered with
                                       the National Registry of Securities
                                       maintained by the Mexican National
                                       Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

                                       Singapore

                                       This pricing supplement and the
                                       accompanying prospectus supplement and
                                       prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this pricing supplement and the accompanying prospectus supplement and prospectus used in connection with the offer or sale, or invitation for subscription or purchase, of the PLUS may not be circulated or distributed, nor may the PLUS be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the PLUS to the public in Singapore.

ERISA Matters for Pension Plans
and Insurance Companies..........      Each fiduciary of a pension,
                                       profit-sharing or other employee benefit plan subject to the Employee Retirement
                                       Income Security Act of 1974, as amended
                                       ("ERISA") (a "Plan"), should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the PLUS. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

                                       In addition, we and certain of our
                                       subsidiaries and affiliates, including MS
                                       & Co. and Morgan Stanley DW Inc.
                                       (formerly Dean Witter Reynolds Inc.)
                                       ("MSDWI"), may each be considered a
                                       "party in interest" within the meaning of ERISA, or a "disqualified person" within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also "Plans"). Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the PLUS are acquired by or with the assets of a Plan with respect to which MS & Co., MSDWI or any of their affiliates is a service provider, unless the PLUS are acquired pursuant to an exemption from the "prohibited transaction" rules. A violation of these "prohibited transaction" rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

                                       The U.S. Department of Labor has issued
                                       five prohibited transaction class
                                       exemptions ("PTCEs") that may provide
                                       exemptive relief for direct or indirect
                                       prohibited transactions resulting from
                                       the purchase or holding of the PLUS.
                                       Those class exemptions are PTCE 96-23
                                       (for certain transactions determined by
                                       in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

                                       Because we may be considered a party in
                                       interest with respect to many Plans, the PLUS may not be purchased or held by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchaser or investor is eligible for exemptive relief, including relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or such purchase and holding is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, or investor in the PLUS will be deemed to have represented, in its corporate and fiduciary capacity, by its purchase and holding thereof that it either (a) is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with "plan assets" of any Plan or (b) is eligible for exemptive relief or such purchase or holding is not prohibited by ERISA or Section 4975 of the Code.

                                       Under ERISA, assets of a Plan may include assets held in the general account of an insurance company which has issued an insurance policy to such plan or assets of an entity in which the Plan has invested. Accordingly, insurance company general accounts that include assets of a Plan must ensure that one of the foregoing exemptions is available. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the PLUS on behalf of or with "plan assets" of any Plan consult with their counsel regarding the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or
                                       84-14.

                                       Certain plans that are not subject to
                                       ERISA, including plans maintained by
                                       state and local governmental entities,
                                       are nonetheless subject to investment
                                       restrictions under the terms of
                                       applicable local law. Such restrictions
                                       may preclude the purchase of the PLUS.

                                       Purchasers of the PLUS have exclusive
                                       responsibility for ensuring that their
                                       purchase and holding of the PLUS do not
                                       violate the prohibited transaction rules of ERISA or the Code, or any requirements applicable to government or other benefit plans that are not subject to ERISA or the Code.

United States Federal Income
Taxation.............................. The following summary is based on the advice of Davis Polk & Wardwell, our
                                       special tax counsel ("Tax Counsel"), and is a general discussion of the principal potential U.S. federal income tax consequences to initial investors in the PLUS that (i) purchase the PLUS at their Issue Price and (ii) will hold the PLUS as capital assets within the meaning of
                                       Section 1221 of the Code. This summary is based on the Code, administrative pronouncements, judicial decisions and currently effective and proposed Treasury regulations, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described herein. This summary does not address all aspects of U.S. federal income taxation that may be relevant to a particular investor in light of the investor's individual circumstances or to investors subject to special treatment under the U.S. federal income tax laws (e.g., certain financial institutions, tax-exempt organizations, dealers and certain traders in options or securities, partnerships or other entities classified as partnerships, or persons who hold the PLUS as part of a hedging transaction, straddle, conversion or other integrated transaction). As the law applicable to the U.S. federal income taxation of instruments such as the PLUS is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.

                                       General

                                       Pursuant to the terms of the PLUS, we and every investor in the PLUS agree (in the absence of an administrative determination or judicial ruling to the contrary) to characterize a PLUS for all tax purposes as a single financial contract with respect to the Basket that
                                       (1) requires the investor to pay us at
                                       inception an amount equal to the purchase price of the PLUS and (2) entitles the investor to receive at maturity an amount in cash based upon the performance of the Basket. The characterization of the PLUS described above is not, however, binding on the IRS or the courts. No statutory, judicial or administrative authority directly addresses the characterization of the PLUS (or of similar instruments) for U.S. federal income tax purposes, and no ruling is being requested from the IRS with respect to their proper characterization and treatment. Due to the absence of authorities that directly address the PLUS (or similar instruments), Tax Counsel is unable to render an opinion as to their proper characterization for U.S. federal income tax purposes. As a result, significant aspects of the U.S. federal income tax consequences of an investment in the PLUS are uncertain, and no assurance can be given that the IRS or the courts will agree with the characterization and tax treatment described herein. Accordingly, you are urged to consult your own tax advisor regarding the U.S. federal income tax consequences of an investment in the PLUS (including possible alternative characterizations of the PLUS) and regarding any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction. Unless otherwise stated, the following discussion is based on the characterization described above.

                                       U.S. Holders

                                       As used herein, the term "U.S. Holder"
                                       means a beneficial owner of a PLUS that
                                       for U.S. federal income tax purposes is:

                                       o   a citizen or resident of the United
                                           States;
                                       o   a corporation, or other entity
                                           taxable as a corporation, created or
                                           organized under the laws of the
                                           United States or any political
                                           subdivision thereof; or
                                       o   an estate or trust the income of
                                           which is subject to United States
                                           federal income taxation regardless of
                                           its source.

                                       Tax Treatment of the PLUS

                                       Tax basis. A U.S. Holder's tax basis in
                                       the PLUS will equal the amount paid by
                                       the U.S. Holder to acquire the PLUS.

                                       Settlement of the PLUS at maturity. Upon receipt of cash at maturity, a U.S. Holder generally will recognize long-term capital gain or loss equal to the difference between the amount of cash received and the U.S. Holder's tax basis in the PLUS.

                                       Sale or exchange of the PLUS. Upon a sale or exchange of the PLUS prior to their maturity, a U.S. Holder will generally recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and the U.S. Holder's tax basis in the PLUS sold or exchanged. This gain or loss will generally be long-term capital gain or loss if the U.S. Holder held the PLUS for more than one year at the time of disposition.

                                       Possible Alternative Tax Treatments of an
                                       Investment in the PLUS

                                       Due to the absence of authorities that
                                       directly address the proper tax treatment of the PLUS, no assurance can be given that the IRS will accept, or that a court will uphold, the characterization and treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning a PLUS under Treasury regulations governing contingent payment debt instruments (the "Contingent Payment Regulations").

                                       If the IRS were successful in asserting
                                       that the Contingent Payment Regulations
                                       applied to the PLUS, the timing and
                                       character of income thereon would be
                                       significantly affected. Among other
                                       things, a U.S. Holder would be required
                                       to accrue original issue discount on the PLUS every year at a "comparable yield" determined at the time of their issuance. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale or other disposition of the PLUS would generally be treated as ordinary income, and any loss realized at maturity would be treated as ordinary loss to the extent of the U.S. Holder's prior accruals of original issue discount, and as capital loss thereafter.

                                       Even if the Contingent Payment
                                       Regulations do not apply to the PLUS,
                                       other alternative U.S. federal income tax characterizations of the PLUS are possible which, if applied, could also affect the timing and the character of the income or loss with respect to the PLUS. It is possible, for example, that a PLUS could be treated as a unit consisting of a loan and a forward contract, in which case a U.S. Holder would be required to accrue interest income or original issue discount on a current basis. Accordingly, prospective investors are urged to consult their own tax advisors regarding all aspects of the U.S. federal income tax consequences of an investment in the PLUS.

                                       Backup Withholding and Information
                                       Reporting

                                       A U.S. Holder of the PLUS may be subject to information reporting and to backup withholding in respect of amounts paid to the U.S. Holder, unless the U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder's U.S. federal income tax liability, provided the required information is furnished to the IRS.

                                       Non-U.S. Holders

                                       The discussion under this heading applies to you only if you are a "Non-U.S. Holder." This discussion does not describe all of the U.S. federal income tax consequences that may be relevant to an investor in light of the investor's particular circumstances or to investors that are subject to special rules, such as Non-U.S. Holders, as defined below, that are owned or controlled by persons subject to U.S. federal income tax, for whom income or gain in respect of the PLUS are effectively connected with a trade or business in the United States or that hold, or will hold, actually or constructively, more than 5% of the PLUS or more than 5% of any Basket Stock.

                                       A Non-U.S. Holder is a beneficial owner
                                       of a PLUS that for U.S. federal income
                                       tax purposes is:

                                       o   a nonresident alien individual;
                                       o   a foreign corporation; or
                                       o   a foreign trust or estate.

                                       A Non-U.S. Holder of the PLUS will not be subject to U.S. federal income or withholding tax in respect of amounts paid to the Non-U.S. Holder, provided that all Basket Stocks will continue to be regularly traded on an established securities market or any company whose stock is a Basket Stock which does not continue to be regularly traded on an established securities market will not have been a United States real property holding corporation during the applicable period (both as defined in the applicable Treasury regulations); except that gain from the sale or exchange of the PLUS or their settlement at maturity may be subject to U.S. federal income tax if such Non-U.S. Holder is a non-resident alien individual and is present in the United States for 183 days or more during the taxable year of the sale or exchange (or settlement at maturity) and certain other conditions are satisfied.

                                       Information returns may be filed with the IRS in connection with the payment on the PLUS at maturity as well as in connection with the proceeds from a sale, exchange or other disposition. A Non-U.S. Holder will be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certain certification procedures establishing that it is not a U.S. person for U.S. federal income tax purposes (e.g., by providing a completed IRS Form W-8BEN certifying, under penalties of perjury, that such Non-U.S. Holder is not a U.S. person) or otherwise establishes an exemption. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder's U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is furnished to the IRS.